                              CYANOTECH CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of February 20, 1996, by and between Cyanotech Corporation, a Nevada corporation (the "Company"), and American Cyanamid Company, a Maine corporation and wholly-owned subsidiary of American Home Products Corporation ("American Cyanamid").

     WHEREAS, American Cyanamid holds 139,946 shares (the "Series C Shares") of the Company's 8% Cumulative, Convertible Preferred Shares -- Series C, par value $.001 per share;

     WHEREAS, the 139,946 Series C Shares are currently convertible by their terms into 699,730 shares of the Company's common stock, par value $.005 per share ("Common Stock");

     WHEREAS, the Company is contemplating an underwritten public offering (the "Contemplated Public Offering") of its common stock (all shares of the Company's common stock referred to herein as the "Common Stock"), registered under the Securities Act of 1933, as amended (the "Securities Act"), which Contemplated Public Offering is expected to occur in late March or early April 1996;

     WHEREAS, in connection with the Contemplated Public Offering, American Cyanamid has agreed to the market stand-off provisions contained herein; and

     WHEREAS, the Company has agreed to grant certain "piggy-back" registration rights to American Cyanamid with respect to its resale of the shares of Common Stock issuable on conversion of the Series C Shares.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I
                               REGISTRATION RIGHTS

          The Company covenants and agrees as follows:

          1.1  DEFINITIONS.  For purposes of this Article I:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in

                                       1.

compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (1) the shares of Common Stock of the Company issuable or issued upon conversion of the Series C Shares and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his/her rights under this Article I are not assigned;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10 hereof; and

               (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any comparable or successor form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.2 COMPANY REGISTRATION. If (but without any obligation to do so under this Agreement), at any time after the closing of the Contemplated Public Offering, the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, give each Holder written notice of such registration at least 20 days prior to the proposed date to file any registration statement. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.3  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Article I to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                       2.

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               (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and to remain effective for a period of not less than 90 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and other applicable laws and regulations with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus including all supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Use its reasonable best efforts to list for quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") (or such other national exchange or national quotation system on which the Company's Common Stock is then listed) such Registrable Securities.

               (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In addition, all shares registered shall be distributed substantially in accordance with the plan of distribution as set forth in the registration statement.

               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and notice of any stop order issued or threatened by the SEC and to take all reasonable actions to prevent the entry of such stop order or to remove it if it is entered.

                                       3.

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               (h)  If any Registrable Securities are offered for sale, on the date that the Registrable Securities are delivered to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then on the date the registration statement becomes effective, the Company shall furnish the Holder with (A) a signed opinion, dated as of the date of such delivery, of the legal counsel of the Company addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder covering such matters as are customarily addressed in opinions rendered to underwriters on such transactions, and (B) a letter, dated as of the date of such delivery, of the Company's independent public accountants addressed to the underwriters, and if such Registrable Securities are not being sold through underwriters, then to the Holder and, if such accountants refuse to deliver such letter to the Holder, then to the Company (x) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and (y) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holder may reasonably request and as would be customary in such a transaction.

          1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by law or otherwise to effect the registration of such Holder's Registrable Securities.

          1.5 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printer's and accounting fees relating thereto, and fees and disbursements of counsel for the Company, but excluding the fees and disbursements of legal counsel for the selling Holders if separate legal counsel is employed and underwriting discounts and commissions relating to Registrable Securities.

          1.6 (a) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then subject to the terms set forth below only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount

                                       4.

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of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro-rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); PROVIDED, HOWEVER, that the amount of Registrable Securities and other securities excluded from the offering may not be reduced to less than forty percent (40%) of such offering; and further PROVIDED, HOWEVER that American Cyanamid will be entitled to include in each public offering, if it shall so elect, no fewer than 110,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, other recapitalizations and similar events). For purposes of the parenthetical in the preceding sentence concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

               (b) WITHDRAWAL RIGHTS. Each Holder shall be permitted to withdraw up to 110,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations, other recapitalizations and similar events) of such Holder's Registrable Securities included in a registration at any time prior to the effective date of such registration. In addition, to the extent the number of Registrable Securities being sold by the Holder is greater than 110,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations, other recapitalizations and similar events) the Holder can withdraw any such portion above 110,000 shares if, on the date of such withdrawal, the last reported sale price of the Company's Common Stock on Nasdaq (or such other national exchange or national quotation system on which the Company's Common Stock is then listed) was less than 85% of the proposed maximum offering price per share listed on the "Calculation of Registration Fee" section on the cover of the registration statement filed with respect to the Registrable Securities.

          1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article I. This Section 1.7 shall not affect any remedies at law available to the Holder for breaches of Section 1.6(a) by the Company.

                                       5.

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          1.8  INDEMNIFICATION AND CONTRIBUTION.  In the event any Registrable
Securities are included in a registration statement under this Article I:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability,

                                       6.

or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain separate counsel in each jurisdiction where separate representation would be appropriate in the judgment of the indemnified party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party to the extent of such prejudice of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

               (e) CONTRIBUTION. If for any reason the indemnity provided for in this Section 1.8 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is

                                       7.

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appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.8(d), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f)  The obligations of the Company and Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article I, and otherwise.

          1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees and covenants to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the

                                       8.

Company with the SEC or any securities exchange, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

               (d) provide the Holder with prompt notice of any failure by the Company to comply with the requirements of Rule 144.

          1.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article I may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds (i) at least 1% of the Registrable Securities then outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations, other recapitalizations and similar events), or (ii) all of the shares of Registrable Securities initially issued to such Holder, PROVIDED that, within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and/or not otherwise eligible for sale under Rule 144(k) of the Securities Act or similar exemption. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by gift, will, or intestate succession) shall be aggregated together and with the partnership; PROVIDED that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this
Article I.

          1.11 AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
Article I may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

          1.12 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Article I after February 3, 2005.

                                       9.

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                                   ARTICLE II
                                  MISCELLANEOUS

          2.1 MARKET STAND-OFF. American Cyanamid hereby covenants that it will not, without the prior written consent of Van Kasper & Company (or such other investment bank that serves as the lead managing underwriter in the Company's Contemplated Public Offering, which person is referred to herein as the "Lead Managing Underwriter"), offer, sell, or otherwise dispose of, directly or indirectly, any shares of the Company's Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock owned by it (otherwise than as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the terms of this Section 2.1) for the period beginning on the date hereof and ending on the date one hundred and twenty (120) days after the date of the closing of the Contemplated Public Offering. If requested by the Lead Managing Underwriter, American Cyanamid agrees to execute an agreement similar to that set forth in this Section 2.1 addressed to the Lead Managing Underwriter. The Company shall be expressly entitled to enforce the provisions of this
Section 2.1 on behalf of the Lead Managing Underwriter. This Section 2.1 shall be effective only upon the execution of a similar provision by Firemen's Insurance Company of Newark, NJ.

          2.2 SURVIVAL OF WARRANTIES. The warranties, representations, and covenants of American Cyanamid and the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of American Cyanamid or the Company.

          2.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.4 EXPENSES. Except as otherwise provided in Article I hereof, irrespective of whether the Closing is effected, each party shall pay its own costs and expenses that such party incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

          2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or

                                       10.

by facsimile confirmed by such certified or registered mail or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.6 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New Jersey.

          2.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This writing, together with any exhibits annexed hereto, constitutes the entire Agreement of the parties with respect to the subject matter hereof and shall supersede all prior understandings and writings with respect thereto. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

          2.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       11.

          2.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              Cyanotech Corporation

                              By:    /s/ GERALD R. CYSEWSKI
                                  -----------------------------------------
                              Name:  Gerald R. Cysewski
                              Title:  President & CEO

                              Address:  73-4460 Queen Kaahumanu Hwy.,
                                        Suite 102
                                        Kailua-Kona, HI  96740
                              Phone:  (808) 326-1353
                              Fax:    (808) 329-3597



                              American Cyanamid Company

                              By:    /s/ JOHN R. CONSIDINE
                                  -----------------------------------------
                              Name:  John R. Considine
                              Title:  Vice President

                              Address:  Five Giralda Farms
                                        Madison, New Jersey  07940
                                        Attn.:      Senior Vice President and
                                                  General Counsel
                              Phone:  (201) 660-5000
                              Fax:    (201) 660-7155


                                       12.